EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Roan Resources, Inc. of our report dated September 24, 2018 relating to the statements of revenues and direct operating expenses of certain oil and natural gas properties contributed by Linn Energy, Inc., which appears in Roan Resources, Inc.’s Current Report on Form 8-K dated September 24, 2018.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
October 16, 2018